UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 30, 2019, certain direct and indirect subsidiaries of GMS Inc. (the “Company”) entered into an Amended and Restated ABL Credit Agreement (the “Amended Credit Agreement”) among GYP Holdings II Corp., GYP Holdings III Corp., as lead borrower, the other borrowers party thereto, the lenders party thereto and Wells  Fargo  Bank,  N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the lenders from time to time party thereto, and as Swing Line Lender (as defined in the Amended Credit Agreement) and L/C Issuer (as defined in the Amended Credit Agreement), which amends and restates that certain ABL Credit Agreement, dated April 1, 2014 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of February 17, 2016, that certain Second Amendment to ABL Credit Agreement dated November 18, 2016, that certain Third Amendment to ABL Credit Agreement dated as of June 1, 2018 and that certain Fourth Amendment to ABL Credit Agreement dated as of September 16, 2019 (collectively, the “Existing Credit Agreement”)).

The Amended Credit Agreement, among other things, (i) increases the revolving credit commitments thereunder from $345,000,000 to $445,000,000, and (ii) extends the maturity date of the Existing Credit Agreement from the earlier of (a) November 18, 2021 and (b) the date of termination in whole of the Existing Credit Agreement and the obligations thereunder to the earlier of (a) September 30, 2024 and (b) the date of termination in whole of the Amended Credit Agreement and the obligations thereunder. Upon the satisfaction of certain conditions set forth in the Amended Credit Agreement, the revolving credit commitments may be increased in an aggregate amount not to exceed $100,000,000.

The Amended Credit Agreement also amends the interest rate margin applicable to loans borrowed under the Amended Credit Agreement in accordance with the schedule set forth below:

Applicable Rate
Pricing Level	Average Daily Availability	Eurodollar Rate	Base Rate
1	Greater than or equal to 66.7% of line cap	1.50%	0.50%
2	Less than 66.7% of line cap	1.25%	0.25%

The revised pricing reflects the removal of the highest level applicable in the Existing Credit Agreement, which included an applicable margin of 1.75% with respect to Eurodollar Rate loans.  Pricing Level 2 will apply until October 31, 2019, and thereafter, interest will accrue as otherwise set forth in the schedule above. The line cap has been amended to mean the lesser of the aggregate revolving credit commitments and the borrowing base.

The Amended Credit Agreement was subject to various conditions and contains various representations and warranties, including no default or event of default under the Loan Documents (as defined in the Amended Credit Agreement) and bring-downs of the representations and warranties made by the Loan Parties (as defined in the Amended Credit Agreement) in the Loan Documents.

The foregoing description of the Amended Credit Agreement does not propose to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Amended Credit Agreement contained in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Amended Credit Agreement and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this this current report on Form 8-K (the “Current Report”) and are incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits

(d)

Exhibit	Description
10.1	Amended and Restated ABL Credit Agreement, dated September 30, 2019 among GYP Holdings II Corp., GYP Holdings III Corp., as lead borrower, the other borrowers party thereto, the lenders party hereto and Wells Fargo Bank, N.A., as administrative agent and collateral agent for the lenders from time to time party thereto, and as Swing Line Lender and L/C Issuer.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: September 30, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary